AMENDMENT No. 3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 3 TO EMPLOYMENT AGREEMENT (“Amendment No. 3”), is entered into as of November 24, 2015, by and between Third Point Reinsurance Ltd., a Bermuda company (the “Company”), and John Berger (the “Executive”).

WHEREAS, the Company and the Executive entered into a certain Employment Agreement dated as of December 22, 2011, an Amendment No. 1 to Employment Agreement dated as of December 22, 2014 and an Amendment No. 2 to Employment Agreement dated as of March 1, 2015 (together, the “Employment Agreement”); and

WHEREAS, in consideration of the mutual agreements set forth below and for other good and valuable consideration given by each party to this Amendment No. 3 to the other, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Employment Agreement on the terms set forth below.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.         Section 2(a) of the Employment Agreement shall be amended in its entirety to read as follows:
(a) Duties. During the Employment Term and from and after November 24, 2015, the Executive shall serve as the (i) Chairman and Chief Executive Officer of the Company; and (ii) Chief Executive Officer of Third Point Reinsurance (USA) Ltd. In his capacity as the Chairman and Chief Executive Officer of the Company and the Chief Executive Officer of Third Point Reinsurance (USA) Ltd., the Executive shall perform such duties, services, and responsibilities on behalf of the Company and Third Point Reinsurance (USA) Ltd. consistent with such positions as may be reasonably assigned to the Executive from time to time by the respective Boards of Directors of such companies.
2.     The parties hereto agree that except as specifically set forth in this Amendment No. 3, each and every provision of the Employment Agreement shall remain in full force and effect as set forth therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed, and the Executive has hereunto set his hand, in each case effective as of the day and year first above written.
THIRD POINT REINSURANCE LTD.
BBy: /s/ J. Robert Bredahl
Name: J. Robert Bredahl
Title: President and Chief Operating Officer

BBy: /s/ Christopher S. Coleman
Name: Christopher S. Coleman
Title: Chief Financial Officer

EXECUTIVE
By: /s/ John R. Berger
John R. Berger